UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2015

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Imperial Holdings, Inc. (the “Company”) held on May 28, 2015, as described under Item 5.07 of this Current Report on Form 8-K (the “Current Report”), the shareholders approved the Imperial Holdings, Inc. 2010 Omnibus Incentive Plan, as Amended and Restated (the “Plan”). The terms and conditions of the Plan and awards contemplated thereunder are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2015 (the “Proxy Statement”), under “Proposal 4 — Approval of our 2010 Omnibus Incentive Plan As Amended and Restated.” The Company provided the Plan to shareholders of the Company as Appendix A to the Proxy Statement.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is incorporated herein as Exhibit 10.1 to this Current Report by reference to Appendix A of the Company’s Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 28, 2015. The results of matters submitted to a vote were as follows:

Proposal 1 – Election of Directors. The shareholders elected each of the director nominees set forth below for a one-year term expiring at the next Annual Meeting of Shareholders. The shareholders voted as follows:

	Votes Cast
Name	For	Withheld	Broker Non-Votes
James Chadwick	16,280,630	76,288	3,873,398
Michael Crow	16,281,323	75,595	3,873,398
Andrew Dakos	16,264,649	92,269	3,873,398
Richard Dayan	16,280,630	28,588	3,921,098
Phillip Goldstein	16,319,230	37,688	3,873,398
Gerald Hellerman	16,124,040	232,878	3,873,398
Antony Mitchell	16,319,823	37,095	3,873,398

Proposal 2 – Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2014. The shareholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
15,721,341	434,126	201,451	3,873,398

Proposal 3 – Vote on Amendment to Company’s Bylaws. The shareholders voted to approve the amendment to the Company’s Bylaws regarding claims that may be brought by a shareholder on behalf of the Company and/or any class of current and/or prior shareholders against the Company, its officers and directors. The shareholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
12,047,397	4,104,380	205,141	3,873,398

Proposal 4 – Vote on Amendment and Restatement of the Company’s 2010 Omnibus Incentive Plan. The shareholders voted to approve the Company’s 2010 Omnibus Incentive Plan, as amended and restated, including approval of the material terms of the performance goals under the Plan. The shareholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
15,143,566	564,037	649,315	3,873,398

Proposal 5 – Vote on Amendment to the Company’s Articles of Incorporation. The shareholders voted to approve an amendment to the Company’s Articles of Incorporation to change the Company’s name to Emergent Capital, Inc. The shareholders voted as follows:

Votes Cast
For	Against	Abstain
20,162,080	46,394	21,842

Proposal 6 – Ratification of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm. The selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by shareholders. The shareholders voted as follows:

Votes Cast
For	Against	Abstain
20,132,059	65,669	32,588

For more information about the foregoing proposals, see the Company’s Proxy Statement and the definitive additional materials filed with the Securities and Exchange Commission in connection therewith.

Item 8.01	Other Events.

On May 28, 2015 and as part of their 2015 director compensation, each of the Company’s non-employee directors were, except as noted below, paid $45,000 through the grant of 7,281 shares of one year vesting restricted stock. The number of shares granted to each such director was determined based on the fair market value of the Company’s common stock on May 27, 2015, the date prior to the Annual Meeting. Directors owning at least $200,000 in fair market value of the Company’s common stock have an option to elect all or a portion of this payment in cash in lieu of restricted stock. Mr. Hellerman elected to receive 4,854 shares of one year vesting restricted stock with the remainder paid in cash.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Imperial Holdings 2010 Omnibus Incentive Plan, as Amended and Restated (incorporated by reference to Appendix A of the Company’s Proxy Statement filed on April 8, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 28, 2015

IMPERIAL HOLDINGS, INC.

(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Imperial Holdings 2010 Omnibus Incentive Plan, as Amended and Restated (incorporated by reference to Appendix A of the Company’s Proxy Statement filed on April 8, 2015)